Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333 - XXXX), and related Prospectus of Commtouch Software Ltd. for the registration of shares of its Ordinary Shares and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.







       Tel-Aviv, Israel                      KOST, FORER, GABBAY and KASIERER
       January 30, 2005                      A member of Ernst & Young Global